Exhibit 10.11

2006 Executive Incentive Plan Targets

Senior Manager	2006 Bonus Target % (of 2006 Base Salary unless otherwise indicated)
Gary D. Blackford	85%
Rex T. Clevenger	75%
Joseph P. Schiesl	70%
Timothy W. Kuck	70%
Jeffrey L. Singer	70%
Walter T. Chesley	65%
David G. Lawson	65%

Target* Achievement	Bonus Payout
110%	200%
105%	150%
100%	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
< 93%	zero

*	The Target is set by the board of directors

Scale Methodology

Directionally, every 1% variance to Target has a 10x multiplier, with bookends at 110% and 93% EBITDA Achievement, subject to the discretion of the board of directors.